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                                                                   EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is dated as of September 8, 2000, by and among Simplex Solutions, Inc., a Delaware corporation (the "Company") and Aurangzeb Khan (the "Employee").

                                    RECITALS

     WHEREAS, the Employee is presently employed by Altius Solutions, Inc. ("Target");

     WHEREAS, Target, the Company and Atlas Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Company ("Merger Sub") have entered into an Agreement and Plan of Reorganization, dated as of September 8, 2000 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Target, with Target continuing as the surviving corporation (the "Merger"); and

     WHEREAS, in connection with the Merger, the Company desires to provide for this Employment Agreement, effective upon the consummation of the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Effectiveness of Agreement; Duties and Scope of Employment.

          (a) Effectiveness of Agreement. This Agreement shall become effective as of the Effective Time (as defined in the Merger Agreement). In the event that the Merger is not consummated, this Agreement shall be null and void.

          (b) Position. The Company shall employ the Employee in the position of Executive Vice President and General Manager, with such responsibilities as shall be determined from time to time by the appropriate member of Company's management.

          (c) Obligations. The Employee shall devote his or her full time business efforts to the Company.

     2. Base Compensation. The Company shall pay the Employee as compensation for his services during his employment under this Agreement an annual base salary equal to $195,603, or such higher amount as may from time to time be established by the Company's Board of Directors in their sole discretion. Such salary shall be paid in accordance with the normal Company payroll practices. The annual compensation specified in this Section 2, together with any increases in such compensation that the Board of Directors of the Company (the "Board of Directors") may grant from time to time, is referred to in this Agreement as "Base Compensation."

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     3.   Employee Benefits. The Employee shall be eligible to participate during his employment under this Agreement in the employee benefit plans and executive compensation programs maintained by the Company applicable to other similarly situated employees of the Company (including, without limitation, to participate in the Company's Management by Objectives Bonus Program at an annual level of 35% or higher, and other bonus plans in effect from time to time) subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program. The Employee shall carry over up to twenty
(20) days in the aggregate of unused vacation and which the Employee has accrued as of the consummation of the Merger.

     4. Term of Employment. The Employee's employment under this Agreement shall commence as of the Effective Time and shall terminate on the termination of the Employee's employment pursuant to this Agreement. The Company and the Employee acknowledge that the Employee's employment is at will, as defined under applicable law, and may be terminated at any time with or without Cause by either the Company or the Employee. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in Sections 5 and 7 of this Agreement, and other than payment of Base Compensation through the Termination Date or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination.

     5. Involuntary Termination; Termination Without Cause. If the Employee's employment with the Company terminates as a result of an Involuntary Termination or a termination by the Company without Cause, then as of the Termination Date, the Employee shall be entitled to receive:

          (i)  severance pay equal to 24 months of his or her Base Compensation;

          (ii) The vesting of and/or exercisability of any unvested Assumed Options at the Termination Date shall be accelerated such that the number of vested Assumed Options as of the Termination Date shall equal the number of Assumed Options that would be vested as of the date 12 months after the Termination Date pursuant to the terms of such Assumed Options.

     6. Termination For Cause. If the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

     7. Disability; Death. If the Company terminates the Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability or death.

     8. Definitions. The following terms referred to in this Agreement shall have the following meanings:


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          (a)  "Assumed Options" shall mean Company common stock and options to purchase Company common stock issued to the Employee in accordance with the terms of the Merger Agreement pursuant to the exchange of Target common stock and the assumption of options to purchase Target common stock both of which were held by the Employee as of the effective date of the Merger.

          (b) "Cause" shall mean: (i) any act of personal dishonesty taken by the Employee in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the Employee, (ii) Employee's continued material failure to perform his or her obligations or duties as an employee of the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his or her duties and Employee has been given a 30-day period to cure this failure; (iii) a willful act by the Employee which constitutes misconduct and is materially harmful to the business interests of the Company; (iv) Employee's being convicted of a felony; (v) Employee's breaching any material term of this Agreement or any other agreement with the Company and Employee has been given a 30-day period to cure this failure following written demand from the Company;
(vi) Employee's commencement of employment with another employer while he or she is an employee of the Company; or (vii) material nonconformance with the Company's standard business practices and policies generally known by Company employees, made known to Employee or delivered in writing to Employee, provided that it is the Company's practice to terminate employees for similar nonconformance.

          (c) "Disability" shall mean that the Employee is unable to perform the primary functions of his position due to illness or accident for ninety (90) consecutive working days with such termination effective on the ninetieth (90th) day.

          (d) "Involuntary Termination" shall mean termination of Employee's employment with the Company (including any resignation by the Employee) immediately following any of the following: (i) a reduction by the Company of the Employee's Base Compensation as in effect immediately prior to such reduction; (ii) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction; (iii) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than fifty (50) miles from its current location; (iv) a material reduction by the Company of the Employee's title, position, authority, duties or responsibilities; or (v) a material breach by the Company of this Agreement.

          (e) "Termination Date" shall mean (i) if the Employee's employment is terminated by the Company for any reason, the date on which a notice of termination is given to the Employee, (ii) if this Agreement is terminated voluntarily by the Employee, the date on which the Employee delivers a notice of termination to the Company, or (iii) if the Employee's employment terminates as a result of an Involuntary Termination, the date on which the event or events constituting the Involuntary Termination becomes effective.

     9. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree


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expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law.

     10.  Notices.

          (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully received. In the case of the Employee, mailed notices shall be addressed the address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Financial Officer.

          (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation shall be communicated by a notice of termination to the other party hereto given in accordance with this Section 10. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than thirty (30) days after the giving of such notice).

     11. Termination of Employment Agreement. This Agreement and all rights and obligations of the parties under this Agreement shall terminate on the second anniversary of the date hereof.

     12.  Arbitration.

          (a) The parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California in accordance with the American Arbitration Association Commercial Arbitration Rules, and Supplemental Procedures for Large Complex Disputes (together, the "Rules"). Such dispute or controversy shall be settled by arbitration conducted by one arbitrator mutually agreeable to Company and Employee. In the event that, within forty-five (45) days after submission of any dispute to arbitration, Company and Employee cannot mutually agree on one arbitrator, Companyand Employee shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, shall be final, binding and conclusive upon the parties to the arbitration. Judgment may be entered on the arbitrator(s)' decision in any court having jurisdiction.

          (b) At the request of either party, the arbitrator(s) will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.


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          (c)  The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

          (d) Either party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrator(s).

          (e) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION 12, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES, EXCEPT AS SET FORTH IN SECTION 12(d) AND SECTION 12(e) ABOVE, TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

     13. Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other releif to which such party may be entited.

     14.  Miscellaneous Provisions.

          (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

          (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) Entire Agreement. This Agreement, the Invention Assignment and Nondisclosure Agreement dated as of __________, 2000 and the Non-Competition Agreement dated ____________, 2000, each between the Company and the Employee constitute the full and entire understanding and agreement among the parties regarding the Employee's employment by the Company or by Target. Except as otherwise expressly provided herein, all other agreements regarding the Employee's employment by the Company or by Target shall hereby expire.


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          (d)  Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to rules or conflicts of law.

          (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (f) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

          (g) Assignment by the Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

          (h)  Intentionally deleted.

          (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



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IN WITNESS WHEREOF, each of the parties has executed this Employment Agreement as of the date hereof.

     SIMPLEX SOLUTIONS, INC.

     By:
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     Name:
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     Title:
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     EMPLOYEE

     Print Name:
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     Signature:
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